NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Harry D. Madonna, CEO
(215) 735-9938

REPUBLIC FIRST BANCORP, INC.
REPORTS FIRST QUARTER EARNINGS

Philadelphia, PA, May 8, 2009 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported a first quarter 2009 net loss of $3.8 million or $.35 per share, compared to a net loss of $2.8 million or $.27 per diluted share in first quarter 2008.

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer, noted that Republic First Bank is continuing to transition itself to become “America’s Next Great Bank”:

➢	The shareholders of both Republic First Bancorp and Pennsylvania Commerce Bancorp have approved the merger of the companies subject to regulatory approval.
➢	Pennsylvania Commerce Bancorp will become Metro Bancorp (METR) on June 12, 2009 and Republic First Bancorp is well along in preparing for the rebranding to

➢	Management has been enhanced with the addition of:
Andrew Logue, EVP Operations
Rhonda Costello, EVP Retail
Jay Neilon, Chief Credit Officer
Janet Roig, SVP Cash Management
Steve McWilliams, SVP Commercial Lending
All of whom were formerly with Commerce Bancorp.
➢	New branch location development is underway in New Jersey and Pennsylvania, with the first new locations in Cherry Hill, Haddonfield and Washington Township, NJ.
➢	Core deposits for the last twelve (12) months grew 18%.
➢	Reflecting the general credit conditions, the Company added $4.8 million to its allowance for loan losses and recorded $1.3 million in OREO writedowns.
➢	Net loss for the first quarter was $3.8 million, reflecting additional credit reserves.
➢	The Company remains well capitalized with tier 1 capital of 12.35% at March 31, 2009.

Income Statement
(dollars in thousands, except per share data)

			Three months ended
			%		%
	3/31/09	12/31/08	Change	3/31/08	Change
Total revenues*	$ 7,510	$ 6,120	23%	$ 7,887	-5%

Total operating expenses	$ 8,485	$ 5,370	58%	$ 6,448	32%

Net income (loss)	$ (3,760)	$ (416)	804%	$ (2,778)	35%

Earnings (loss) per share	$ (0.35)	$ (0.04)	775%	$ (0.27)	30%

* Interest income plus non-interest income

Total revenues of $7.5 million for the first quarter represented a 23% increase over the linked quarter. The increase resulted primarily from the non-recurrence of an impairment charge of $1.4 million on a bank pooled trust preferred security in the linked quarter.  The lower revenues in 2009 compared to the first quarter of 2008, reflected lower loan balances which contributed to a lower net interest margin.  Operating expenses increased 58% to $8.5 million compared to the linked quarter primarily due to increased personnel costs and costs of carrying real estate owned. Operating expenses were higher in the first quarter of 2009 by 32% compared to the first quarter of the prior year.

Republic First Bancorp, Inc.
Balance Sheet Highlights
(dollars in thousands)
			%		%
	3/31/09	12/31/08	Change	3/31/08	Change
Total assets	$ 911,380	$ 951,980	-4%	$ 999,163	-9%

Total loans (net)	741,822	774,673	-4%	787,345	-6%

Total deposits	779,128	739,167	5%	749,532	4%

Total core deposits*	379,398	345,501	10%	322,433	18%

* Core deposits
exclude all certificates
of deposit.

Lending

Gross loans at March 31, amounted to $750.3 million, a decrease of $32.8 million or 4.2% compared to December 31, 2008, reflecting management’s decision to reduce the number of real estate construction and development loans. The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

($ in thousands)
		% of		% of	$		% of
	3/31/09	Total	12/31/08	Total	Incr/(Decr)	3/31/08	Total
Commercial:
Real estate secured	$ 440,268	59%	$ 455,776	58%	$(15,508)	$ 462,058	58%
Construction & land development	207,921	28%	216,060	28%	(8,139)	226,317	28%
C & I	77,868	10%	81,734	10%	(3,866)	81,827	10%
Total commercial	726,057	97%	753,570	96%	(27,513)	770,202	96%
Residential real estate	4,918	1%	5,347	1%	(429)	5,915	1%
Consumer & other	19,281	2%	24,165	3%	(4,884)	21,384	3%
Gross loans	$ 750,256	100%	$ 783,082	100%	$(32,826)	$ 797,501	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	3/31/09	12/31/08	3/31/08
Nonperforming assets/total assets	3.10%	2.72%	1.95%
Net loan charge-offs/average total loans	2.51%	0.00%	2.05%
Loan loss reserve/gross loans	1.12%	1.07%	1.27%
Nonperforming loan coverage	46%	49%	331%
Nonperforming assets/capital and reserves	33%	30%	22%

Non-performing assets at March 31, 2009 increased to $28.3 million, or 3.10% of total assets, an increase from $25.9 million or 2.72% of total assets at December 31, 2008 and an increase from $19.4 million or 1.95% of total assets a year earlier. The increase in non-performing assets in the first quarter was due to one property which subsequently became current at April 30, 2009.

Core Deposits

Core deposits by type of account are as follows:

($ in thousands)						1st Qtr 2009
			%		%	Cost of
	3/31/09	12/31/08	Change	3/31/08	Change	Funds
Demand non-interest-bearing	$ 87,849	$ 70,814	24%	$ 80,440	9%	0.00%
Demand interest-bearing	38,448	43,044	-11%	32,845	17%	0.63%
Money market and savings	253,101	231,643	9%	209,148	21%	1.97%
Total core deposits	$ 379,398	$ 345,501	10%	$ 322,433	18%	1.37%

Core deposits, which exclude all certificates of deposit, increased to $379 million at March 31, 2009, an increase of $33.9 million or 10%  from December 31, 2008 and an increase of $57.0 million or 18% from March 31, 2008.

Capital

The Company’s capital ratios at March 31, 2009 were:

	Republic First	Regulatory Guidelines "Well Capitalized"
Leverage Ratio	10.88%	5.00%
Tier I	12.35%	6.00%
Total Capital	13.39%	10.00%
Tangible Common Equity (TCE)	8.39%

	Three months ended
	3/31/09	12/31/08	3/31/08
Return on equity	-19.41%	-2.09%	-13.90%

Total shareholders’ was $76.5 million at March 31, 2009 which represented a book value per share of $7.19, based on common shares of approximately 10.6 million.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the
	Three months ended
			%		%
(in thousands, except per share amounts)	3/31/09	12/31/08	Change	3/31/08	Change
Income Statement Data:
Net interest income	$ 6,858	$ 7,051	-3%	$ 7,222	-5%
Provision for loan losses	4,800	1,601	200%	5,812	-17%
Noninterest income (loss)	652	(931)	-170%	665	-2%
Total revenues	7,510	6,120	23%	7,887	-5%
Noninterest operating expenses	8,485	5,370	58%	6,448	32%
Provision (benefit) for income taxes	(2,015)	(435)	363%	(1,595)	26%
Net income (loss)	(3,760)	(416)	804%	(2,778)	35%
Per Common Share Data:
Net income (loss): Basic	$ (0.35)	$ (0.04)	775%	$ (0.27)	30%
Net income (loss): Diluted	(0.35)	(0.04)	775%	(0.27)	30%
Book Value	$ 7.19	$ 7.46		$ 7.48
Weighted average shares outstanding:
Basic	10,631	10,623		10,363
Diluted	10,631	10,623		10,363
Balance Sheet Data:
Total assets	$911,380	$951,980	-4%
Loans (net)	741,822	774,673	-4%
Allowance for loan losses	8,434	8,409	0%
Investment securities - AFS	79,410	83,032	-4%
Investment securities - HTM	198	198	0%
Restricted stock	6,836	6,836	0%
Federal funds sold	6,883	21,159	-67%
Total deposits	779,128	739,167	5%
Core deposits*	379,398	345,501	10%
FHLB and overnight advances	25,000	102,309	-76%
Trust preferred	22,476	22,476	0%
Stockholders' equity	76,487	79,327	-4%
Capital:
Stockholders' equity to total assets	8.39%	8.33%
Leverage ratio	10.88%	11.14%
Risk based capital ratios:
Tier 1	12.35%	12.26%
Total Capital	13.39%	13.26%
Performance Ratios:
Cost of funds	2.09%	2.51%		3.51%
Deposit cost of funds	2.01%	2.50%		3.51%
Net interest margin	3.24%	3.25%		3.19%
Return on average assets	-1.66%	-0.18%		-1.16%
Return on average total stockholders' equity	-19.41%	-2.09%		-13.90%
Asset Quality
Net charge-offs to average loans outstanding	2.51%	0.00%
Nonperforming assets to total period-end assets	3.10%	2.72%
Allowance for loan losses to total period-end loans	1.12%	1.07%
Allowance for loan losses to nonperforming loans	46%	49%
Nonperforming assets to capital and reserves	33%	30%

* Core deposits exclude certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2009			December 31, 2008			March 31, 2008
Interest-earning assets:
		Interest			Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$ 3,726	$ 3	0.33%	$ 7,863	$ 19	0.96%	$ 12,271	$ 96	3.15%
Securities	90,966	1,190	5.23%	94,903	1,321	5.57%	87,545	1,313	6.00%
Loans receivable	770,562	9,990	5.26%	767,597	11,025	5.71%	817,702	13,453	6.62%
Total interest-earning assets	865,254	11,183	5.24%	870,363	12,365	5.65%	917,518	14,862	6.51%

Other assets	51,229			49,664			42,977

Total assets	$ 916,483			$ 920,027			$ 960,495

Interest-bearing liabilities:
Demand-non interest
bearing	$ 77,527			$ 77,221			$ 83,393
Demand interest-bearing	42,087	$ 65	0.63%	31,644	$ 44	0.55%	41,993	$ 146	1.40%
Money market & savings	226,663	1,101	1.97%	230,668	1,487	2.56%	207,571	1,667	3.23%
Time deposits	394,742	2,501	2.57%	384,352	3,019	3.12%	384,040	4,440	4.65%
Total deposits	741,019	3,667	2.01%	723,885	4,550	2.50%	716,997	6,253	3.51%
Total interest-bearing
deposits	663,492	3,667	2.24%	646,664	4,550	2.80%	633,604	6,253	3.97%

Other borrowings	87,726	603	2.79%	109,608	714	2.59%	151,552	1,326	3.52%

Total interest-bearing
liabilities	$ 751,218	$ 4,270	2.31%	$ 756,272	$ 5,264	2.77%	$ 785,156	$ 7,579	3.88%
Total deposits and
other borrowings	828,745	4,270	2.09%	833,493	5,264	2.51%	868,549	7,579	3.51%

Non interest-bearing
liabilities	9,184			7,034			11,558
Shareholders' equity	78,554			79,500			80,388
Total liabilities and
shareholders' equity	$ 916,483			$ 920,027			$ 960,495

Net interest income		$ 6,913			$ 7,101			$ 7,283
Net interest spread			2.93%			2.88%			2.63%

Net interest margin			3.24%			3.25%			3.19%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

		Three months ended
(dollar amounts in thousands)	3/31/09	12/31/08	3/31/08

Balance at beginning of period	$ 8,409	$ 6,807	$ 8,508
Provisions charged to operating expense	4,800	1,601	5,812
	13,209	8,408	14,320

Recoveries on loans charged-off:
Commercial	-	-	117
Tax refund loans	-	-	69
Consumer	-	1	2
Total recoveries	-	1	188

Loans charged-off:
Commercial	(4,772)	-	(4,344)
Tax refund loans	-	-	-
Consumer	(3)	-	(8)

Total charged-off	(4,775)	-	(4,352)

Net charge-offs	(4,775)	1	(4,164)

Balance at end of period	$ 8,434	$ 8,409	$ 10,156

Net charge-offs as a percentage of
average loans outstanding	2.51%	0.00%	2.05%

Allowance for loan losses as a percentage of
period-end loans	1.12%	1.07%	1.27%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Nonaccrual loans:
Commercial real estate	$ 14,882	$ 16,424	$ 6,369	$ 2,366	$ 2,427
Consumer and other	607	909	918	780	640
Total nonaccrual loans	15,489	17,333	7,287	3,146	3,067

Loans past due 90 days or more
and still accruing	2,759	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total nonperforming loans	18,248	17,333	7,287	3,146	3,067

Other real estate owned	10,016	8,580	8,580	14,245	16,378

Total nonperforming assets	$ 28,264	$ 25,913	$ 15,867	$17,391	$ 19,445

Nonperforming loans to total loans	2.43%	2.21%	0.95%	0.40%	0.38%

Nonperforming assets to total assets	3.10%	2.72%	1.64%	1.84%	1.95%

Nonperforming loan coverage	46%	49%	93%	215%	331%

Allowance for loan losses as a percentage
of total period-end loans	1.12%	1.07%	0.88%	0.85%	1.27%

Nonperforming assets/capital plus allowance for loan losses	33%	30%	18%	20%	22%